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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 18, 2001, relating to the consolidated financial statements and financial statement schedule of Southern States Cooperative, Incorporated and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Richmond, Virginia
November 12, 2001